Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

July 31, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:			July 31, 2004
	Principal	Interest	Carryover Interest
Series 2004A-1	—	—	—
Series 2004A-2	—	—	—
Series 2004A-3	—	—	—
Series 2004A-4	—	100,000.00	—
Series 2004A-5	—	112,777.78	—
Series 2004A-6	—	106,400.00	—
Series 2004B-1	—	62,222.22	—

	—	381,400.00	—

Information on Each Series of Notes as of:				July 31, 2004
	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	170,000,000.00	1.0000000	1.38000%	N/ A
Series 2004A-2	390,000,000.00	1.0000000	1.50000%	N/ A
Series 2004A-3	100,000,000.00	1.0000000	1.53000%	N/ A
Auction Rate Notes (28-day ARS):
Series 2004A-5	100,000,000.00	1.0000000	1.55000%	—
Series 2004A-4	100,000,000.00	1.0000000	1.52000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.62000%	—
Series 2004B-1	50,000,000.00	1.0000000	1.70000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

July 31, 2004

(per Section 11.04)

Value of the Trust Estate as of:	July 31, 2004
Principal Balance of Financed Student Loans	946,090,580.69
Accrued Interest on Financed Student Loans	4,884,849.35
Cash and Investment Balance	27,218,542.12
Accrued Interest on Cash and Investments	44,910.53

978,238,882.69

Accrued Interest and Fees with respect to the Notes	2,449,327.33

Pool Balance	946,090,580.69

Parity Percentage	97.58%

Senior Parity Percentage	102.71%

Rollforward of Indenture Funds during month ended:					July 31, 2004
	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	2,867,213.41	4,697,989.19	35,441,029.00	10,000,000.00	5,000,000.00
Withdrawals	(1,397,716.98)	(4,949,909.98)	(35,310,029.00)	—	—
Deposits	2,349,909.98	9,111,885.26	—	—	—

Ending Balance	3,819,406.41	8,859,964.47	131,000.00	10,000,000.00	5,000,000.00

Amounts allocated during month ended:	July 31, 2004

Servicing fees	145,066.51
Administration fee	—
Auction agent fee	2,560.70
Broker dealer fee	64,017.52
Calculation agent fee	—
Trustee fee	666.66

212,311.39

Activity on Financed Student Loans during month ended:	July 31, 2004

Recoveries of Principal	4,706,325.67

Recoveries of Interest	2,035,654.00

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	130,389.96

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

July 31, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	23,279	666,384,035	70.44%	28,626
Repayment - Delinquent	2,732	78,726,509	8.32%	28,816
Forbearance	1,614	59,262,879	6.26%	36,718
Deferment	3,554	141,717,157	14.98%	39,875

Total Repayment	31,179	946,090,581	100.00%	30,344

Total Portfolio	31,179	946,090,581	100.00%	30,344

Breakdown of Delinquent:
11 - 30 days	1,403	39,246,415	4.15%	27,973
31 - 60 days	718	21,139,199	2.23%	29,442
61 - 90 days	320	9,728,063	1.03%	30,400
91 - 120 days	153	4,514,414	0.48%	29,506
121 - 150 days	100	2,708,035	0.29%	27,080
151 - 180 days	37	1,365,510	0.14%	36,906
181 - 210 days	0	0	0.00%	0
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	24,873	0.00%	24,873

Total Delinquent	2,732	78,726,509	8.32%	28,816

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	31,179	946,090,581	100.00%	30,344

Total	31,179	946,090,581	100.00%	30,344